Exhibit 3.1

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

of

GCM Grosvenor Inc.

1. Name. The name of the corporation is GCM Grosvenor Inc. (the “Corporation”).

2. Address; Registered Office and Agent. The address of the Corporation’s registered office in the State of Delaware is 251 Little Falls Drive, in the City of Wilmington, County of New Castle, State of Delaware, 19808, and the name of the Corporation’s registered agent at such address is Corporation Service Company.

3. Purposes.

3.1 General Purpose. Until the Public Benefit Election (as defined below), the purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law (the “Purpose”).

3.2 Public Benefit Corporation. Upon the 5th calendar day following the date that the affirmative approval of a majority of the members of the Board is publicly disclosed to the stockholders of the Corporation, and without any other action on the part of the Corporation, the Board or any stockholder of the Corporation, the Corporation shall become a public benefit corporation as contemplated by subchapter XV of the General Corporation Law, or any successor provisions thereof (the “Public Benefit Election”). From and after the exercise by the Board of the Public Benefit Election, the Corporation will be intended to operate to produce a public benefit or benefits, and will be managed in a manner that balances the stockholders’ pecuniary interests, the best interests of those materially affected by the Corporation’s conduct and the public benefit or benefits identified in this Amended Certificate of Incorporation. If the General Corporation Law is amended to alter or further define the management and operation of public benefit corporations, then the Corporation shall be managed and operated in accordance with the General Corporation Law, as so amended.

3.3 Public Benefit Purpose. From and after the Public Benefit Election, the Corporation will be managed so as to have a positive effect on society by promoting a culture of diversity, equity and inclusion within its workforce and that of its vendors while reducing the environmental impact of its operations.  In addition, the Corporation will continue to offer, consistent with its fiduciary duties to its investment advisory clients, investment products and services that promote positive Environmental, Social and Governance objectives and Impact investment themes.

4. Number of Shares.

4.1 The total number of shares of all classes of stock that the Corporation shall have authority to issue is 1,600,000,000 shares, consisting of: (a) 700,000,000 shares of Class A common stock, with the par value of $0.0001 per share (the “Class A Common Stock”), (b) 500,000,000 shares of Class B common stock, with the par value of $0.0001 per share (the “Class B Common Stock” and, together with Class A Common Stock, the “Class A/B Common Stock”), (c) 300,000,000 shares of Class C common stock, with the par value of $0.0001 per share (the “Class C Common Stock”), and (d) 100,000,000 shares of preferred stock, with the par value of $0.0001 per share (the “Preferred Stock”). Upon the filing and effectiveness of this Amended Certificate of Incorporation (the “Effective Time”), each share of common stock, par value $0.0001 per share of the Corporation (the “Old Common Stock”) issued and outstanding immediately prior to the Effective Time shall, automatically without any further action by the Corporation or any stockholder, be reclassified into one fully paid and nonassessable share of Class A Common Stock.

4.2 Subject to the rights of the holders of any one or more series of Preferred Stock then-outstanding, the number of authorized shares of any class of the Common Stock or the Preferred Stock may be increased or decreased, in each case by the affirmative vote of the holders of a majority of the total voting power of the outstanding shares of capital stock of the Corporation entitled to vote thereon, voting together as a single class, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law, and no vote of the holders of any class of the Common Stock or the Preferred Stock voting separately as a class will be required therefor. Notwithstanding the immediately preceding sentence, the number of authorized shares of any particular class may not be decreased below the number of shares of such class then outstanding, plus:

(a) in the case of Class A Common Stock, the number of shares of Class A Common Stock issuable in connection with (x) the exchange of all outstanding Common Units, as a result of any Redemption or Direct Exchange pursuant to the applicable provisions of Article X of the OpCo Partnership Agreement (including for this purpose any Common Units issuable upon the exercise of any options, warrants or similar rights to acquire Common Units) and (y) the exercise of all outstanding options, warrants, exchange rights, conversion rights or similar rights for Class A Common Stock;

(b) in the case of Class B Common Stock, the number of shares of Class B Common Stock issuable in connection with the exercise of all outstanding options, warrants, exchange rights, conversion rights or similar rights for Class B Common Stock; and

(c) in the case of Class C Common Stock, the number of shares of Class C Common Stock issuable in connection with the exercise of all outstanding options, warrants, exchange rights, conversion rights or similar rights for Class C Common Stock.

5. Classes of Shares. The designation, relative rights, power and preferences, qualifications, restrictions and limitations of the shares of each class of stock are as follows:

5.1 Common Stock.

(a) Voting Rights.

(i) Each share of Class A Common Stock will entitle the record holder thereof to one vote on all matters on which stockholders generally are entitled to vote, and, until the Sunset Date, each share of Class C Common Stock will entitle the record holder thereof to a number of votes on all matters on which stockholders generally are entitled to vote equal to the lesser of (x) ten (10) votes and (y) the Class C Share Voting Amount, except that, in each case, to the fullest extent permitted by law, holders of shares of each class of Common Stock, as such, will have no voting power with respect to, and will not be entitled to vote on, any amendment to this Amended Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) that relates solely to the terms of any outstanding Preferred Stock if the holders of such Preferred Stock are entitled to vote as a separate class thereon under this Amended Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) or under the General Corporation Law. Shares of Class B Common Stock will not entitle the record holder thereof to any voting powers, except as (and then only to the extent) otherwise required by applicable law. From and after the Sunset Date, each share of Class C Common Stock will entitle the record holder thereof to one vote on all matters on which stockholders generally are entitled to vote.

(ii) Except as otherwise required in this Amended Certificate of Incorporation or by applicable law, the holders of Common Stock (other than the holders of Class B Common Stock) will vote together as a single class on all matters (or, if any holders of Preferred Stock are entitled to vote together with the holders of Common Stock, as a single class with the holders of Preferred Stock).

(b) Dividends; Stock Splits or Combinations.

(i) Subject to Section 5.1(b)(ii), applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock or any class or series of stock having a preference senior to or the right to participate with the Class A/B Common Stock with respect to the payment of dividends, dividends of cash or property may be declared and paid on the Class A/B Common Stock out of the assets of the Corporation that are by law available therefor, at the times and in the amounts as the Board in its discretion may determine.

(ii) Subject to Section 5.1(b)(v), dividends of cash or property may not be declared or paid on the Class A Common Stock unless a dividend of the same amount per share and same type of cash or property (or combination thereof) per share is concurrently declared or paid on the Class B Common Stock. Dividends of cash or property may not be declared or paid on the Class B Common Stock unless a dividend of the same amount per share and same type of cash or property (or combination thereof) per share is concurrently declared or paid on the Class A Common Stock.

(iii) Except as provided in Section 5.1(b)(iv) with respect to stock dividends, dividends of cash or property may not be declared or paid on the Class C Common Stock.

(iv) In no event will any stock dividend, stock split, reverse stock split, combination of stock, reclassification or recapitalization be declared or made on any class of Common Stock (each, a “Stock Adjustment”) unless a corresponding Stock Adjustment for all other classes of Common Stock at the time outstanding is made in the same proportion and the same manner (unless the holders of shares representing a majority of the voting power of any such other class of Common Stock (voting separately as a single class) waive such requirement in advance and in writing, in which event no such Stock Adjustment need be made for such other class of Common Stock). Notwithstanding the foregoing, the Corporation shall be entitled to declare a stock dividend on the Class A Common Stock and Class B Common Stock without any corresponding Stock Adjustment to the other classes of Common Stock so long as, after the payment of such stock dividend on the Class A Common Stock and Class B Common Stock, the number of shares of Class A Common Stock and Class B Common Stock outstanding (excluding any shares issuable upon the exercise of any options, warrants, restricted stock units, exchange rights, conversion rights or similar rights for Class A Common Stock or Class B Common Stock, and excluding any shares issuable upon the exchange of Common Units as a result of any Redemption or Direct Exchange pursuant to the applicable provisions of Article X of the OpCo Partnership Agreement) does not exceed the number of Common Units owned directly or indirectly by the Corporation. Stock dividends with respect to each class of Common Stock may only be paid with shares of stock of the same class of Common Stock.

(v) Notwithstanding anything to the contrary, if a dividend in the form of capital stock of a subsidiary of the Corporation is declared or paid on the Class A Common Stock and the Class B Common Stock, the relative per share voting rights of the capital stock of such subsidiary so distributed in respect of the Class A Common Stock and the Class B Common Stock shall be (a) in the same proportion as the relative voting rights of a share of Class A Common Stock and a share of Class B Common Stock or (b) as otherwise determined at the time of such dividend by the Board.

(c) Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and of the preferential and other amounts, if any, to which the holders of Preferred Stock are entitled, if any, the holders of all outstanding shares of Common Stock will be entitled to receive, pari passu, an amount per share equal to the par value thereof, and thereafter the holders of all outstanding shares of Class A/B Common Stock will be entitled to receive the remaining assets of the Corporation available for distribution ratably in proportion to the number of shares of Class A/B Common Stock held by such holders. The holders of shares of Class C Common Stock, as such, will not be entitled to receive, with respect to such shares, any assets of the Corporation in excess of the par value thereof, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

(d) Merger, Consolidation, Tender or Exchange Offer. Except as expressly provided in this Article 5, all shares of the Class A/B Common Stock shall, as among each other, have the same rights and privileges and rank equally, share ratably and be identical in all respects as to all matters, and all shares of the Class C Common Stock shall have the same rights and privileges and rank equally, share ratably and be identical as to all matters (unless holders of shares representing a majority of the voting power of any class of Common Stock (voting separately as a single class) waive such requirement in advance and in writing to different treatment as to such class of Common Stock, in which event different treatment may be permitted for such class of Common Stock). Without limiting the generality of the foregoing, unless holders of shares representing a majority of the voting power of any class of Common Stock (voting separately as a single class) waive such requirement in advance and in writing to different treatment as to such class of Common Stock, in which event different treatment may be permitted for such class of Common Stock, (1) in the event of a merger, consolidation or other business combination requiring the approval of the holders of the Corporation’s capital stock entitled to vote thereon (whether or not the Corporation is the surviving entity), the holders of any class of Class A/B Common Stock shall have the right to receive, or the right to elect to receive, the same form of consideration, if any, as the holders of any other class of Class A/B Common Stock, and the holders of any class of Class A/B Common Stock shall have the right to receive, or the right to elect to receive, at least the same amount of consideration, if any, on a per share basis as the holders of any other class of Class A/B Common Stock, and (2) in the event of (a) any tender or exchange offer to acquire any shares of Common Stock by any third party pursuant to an agreement to which the Corporation is a party or (b) any tender or exchange offer by the Corporation to acquire any shares of Common Stock, pursuant to the terms of the applicable tender or exchange offer, the holders of any class of Class A/B Common Stock shall have the right to receive, or the right to elect to receive, the same form of consideration, if any, as the holders of any other class of Class A/B Common Stock, and the holders of any class of Class A/B Common Stock shall have the right to receive, or the right to elect to receive, at least the same amount of consideration, if any, on a per share basis as the holders of any other class of Class A/B Common Stock; provided that, for the purposes of the foregoing clauses (1) and (2) and notwithstanding the first sentence of this Section 5.1(d), (i) in the event any such consideration includes securities, the consideration payable to holders of Class B Common Stock shall be deemed the same form of consideration and at least the same amount of consideration on a per share basis as the holders of Class A Common Stock on a per share basis if the only difference in the per share distribution to the holders of Class B Common Stock is that the securities distributed to such holders have no voting power, except as otherwise required by applicable law and (ii) payments under or in respect of the tax receivable or similar agreement entered by the Corporation from time to time with any holders of Common Stock and/or securities of OpCo shall not be considered part of the consideration payable in respect of any share of Common Stock.

5.2 Preferred Stock. Shares of Preferred Stock may be issued from time to time in one or more series of any number of shares, provided that the aggregate number of shares issued and not retired of any and all such series shall not exceed the total number of shares of Preferred Stock hereinabove authorized, and with such powers, including voting powers, if any, and the designations, preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, all as shall hereafter be stated and expressed in the resolution or resolutions providing for the designation and issue of such shares of Preferred Stock from time to time adopted by the Board. The powers, including voting powers, if any, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. Each series of shares of Preferred Stock: (i) may have such voting rights or powers, full or limited, if any; (ii) may be subject to redemption at such time or times and at such prices, if any; (iii) may be entitled to receive dividends (which may be cumulative or non-cumulative) at such rate or rates, on such conditions and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of stock, if any; (iv) may have such rights upon the voluntary or involuntary liquidation, winding up or dissolution of, upon any distribution of the assets of, or in the event of any merger, sale or consolidation of, the Corporation, if any; (v) may be made convertible into or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation (or any other securities of the Corporation or any other Person) at such price or prices or at such rates of exchange and with such adjustments, if any; (vi) may be entitled to the benefit of a sinking fund to be applied to the purchase or redemption of shares of such series in such amount or amounts, if any; (vii) may be entitled to the benefit of conditions and restrictions upon the creation of indebtedness of the Corporation or any subsidiary, upon the issue of any additional shares (including additional shares of such series or of any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Corporation or any subsidiary of, any outstanding shares of the Corporation, if any; (viii) may be subject to restrictions on transfer or registration of transfer, or on the amount of shares that may be owned by any Person or group of Persons; and (ix) may have such other relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, if any; all as shall be stated in said resolution or resolutions of the Board providing for the designation and issue of such shares of Preferred Stock.

6. Certain Provisions Related to Redemption Right.

6.1 No Conversion Rights of Class A Common Stock, Class B Common Stock and Class C Common Stock. The Class A Common Stock, Class B Common Stock and Class C Common Stock shall not have any conversion rights.

6.2 Reservation of Shares of Class A Common Stock for Redemptions. The Corporation will at all times reserve and keep available out of its authorized and unissued shares of Class A Common Stock, solely for the purposes of effecting any exchanges pursuant to the applicable provisions of Article X of the OpCo Partnership Agreement, the number of shares of Class A Common Stock that are issuable in connection with the exchange of all outstanding Common Units as a result of any Redemption or Direct Exchange pursuant to the applicable provisions of Article X of the OpCo Partnership Agreement (including for this purpose any Common Units issuable upon the exercise of any options, warrants or similar rights to acquire Common Units), as applicable (without regard to any restrictions on Redemption and Direct Exchanges contained therein and assuming no Redemptions or Direct Exchanges for cash). The Corporation covenants that all the shares of Class A Common Stock that are issued upon any such redemption or exchange of such Common Units will, upon issuance, be validly issued, fully paid and non-assessable.

6.3 Retirement of Class C Common Stock. In the event that (a) a share of Class A Common Stock issued as a result of any Redemption or Direct Exchange of a Common Unit outstanding as of the effective date of the OpCo Partnership Agreement pursuant to the applicable provisions of Article X of the OpCo Partnership Agreement is subsequently transferred to any Person that is not a Key Holder (or Affiliate or owner thereof), or (b) a Redemption or Direct Exchange by Cash Settlement is effected with respect to any Common Unit outstanding as of the effective date of the OpCo Partnership Agreement pursuant to the applicable provisions of Article X of the OpCo Partnership Agreement, a share of Class C Common Stock chosen by the Corporation in its sole discretion will automatically and without further action on the part of the Corporation or the holder thereof be transferred to the Corporation for no consideration and thereupon the Corporation shall promptly take all necessary action to cause such share to be retired, and such share thereafter may not be reissued by the Corporation.

6.4 Taxes. The issuance of shares of Class A Common Stock pursuant to the applicable provisions of Article X of the OpCo Partnership Agreement will be made without charge to the holders receiving such shares for any transfer taxes, stamp taxes or duties or other similar tax in respect of the issuance.

7. Board of Directors; Committees.

7.1 Number of Directors.

(a) The business and affairs of the Corporation shall be managed by, or under the direction of, the Board. Unless and except to the extent that the By-laws of the Corporation (as such By-laws may be amended from time to time, the “By-laws”) shall so require, the election of the directors of the Corporation (the “Directors”) need not be by written ballot. Except as otherwise provided for or fixed pursuant to the provisions of Section 5.2 of this Amended Certificate of Incorporation relating to the rights of the holders of any series of Preferred Stock to elect additional Directors, (i) the total authorized number of Directors constituting the entire Board shall not be less than three (3) and shall not be more than twenty (20), with the then-authorized number of Directors being fixed from time to time by the Board, which number shall initially be seven (7) members.

(b) During any period when the holders of any series of Preferred Stock have the right to elect additional Directors as provided for or fixed pursuant to the provisions of Section 5.2 (“Preferred Stock Directors”), upon the commencement, and for the duration, of the period during which such right continues: (i) the then-total authorized number of Directors shall automatically be increased by such specified number of Preferred Stock Directors, and the holders of the related Preferred Stock shall be entitled to elect the Preferred Stock Directors pursuant to the provisions of the certificate of designation for the series of Preferred Stock, and (ii) each such Preferred Stock Director shall serve until such Preferred Stock Director’s successor shall have been duly elected and qualified, or until such Preferred Stock Director’s right to hold such office terminates pursuant to such provisions, whichever occurs earlier, subject to his or her earlier death, disqualification, resignation or removal. Except as otherwise provided by the Board in the resolution or resolutions establishing such series, whenever the holders of any series of Preferred Stock having such right to elect Preferred Stock Directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such Preferred Stock Directors elected by the holders of such Preferred Stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such Preferred Stock Directors, shall forthwith terminate and the total and authorized number of Directors shall automatically be reduced accordingly.

7.2 Vacancies and Newly Created Directorships. Subject to the rights of the holders of any one or more series of Preferred Stock then-outstanding and subject to obtaining any required stockholder votes or consents under the Stockholders’ Agreement (or complying with any stockholders’ designation rights under the Stockholders’ Agreement), newly created directorships resulting from any increase in the authorized number of Directors or any vacancies on the Board resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled solely by the affirmative vote of the remaining Directors then in office, even if less than a quorum of the Board. Any Director so chosen shall hold office until the next election of the Directors in which such Director is included and until his or her successor shall be duly elected and qualified or until such Director’s earlier death, disqualification, resignation or removal. No decrease in the number of Directors shall shorten the term of any Director then in office.

7.3 Removal of Directors. Except for Preferred Stock Directors and subject to obtaining any required stockholder votes or consents under the Stockholders’ Agreement, any Director or the entire Board may be removed from office at any time, with or without cause and only by the affirmative vote of the holders of a majority of the total voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class.

7.4 Quorum. To the fullest extent permitted by the General Corporation Law and Stock Exchange Rules, the presence of the Chairman shall be necessary in order for a quorum to be obtained at any meeting of the Board. Notwithstanding the immediately preceding sentence, if a quorum does not exist at any properly called meeting of the Board solely due to the lack of attendance thereat by the Chairman, (x) such meeting shall be adjourned and, (y) subject to the obligation to provide proper prior notice pursuant to the By-laws to all members of the Board, recalled for the same purpose not less than twenty-four hours and not more than ten (10) calendar days from the date of adjournment. Notwithstanding anything contained herein to the contrary, in the event that the Chairman is unable to attend any emergency meeting of the Board, as determined by the Board in good faith, by reason of temporary disability or otherwise, the presence of the Chairman shall not be necessary in order for such quorum to be obtained and the Board may appoint a Director as interim chairman to preside over such meeting.

8. Meetings of Stockholders.

8.1 Action by Written Consent. So long as the Corporation qualifies as a “controlled company” under Nasdaq Listing Rule 5605(c)(1), any action required or permitted to be taken by the stockholders of the Corporation may be effected by the consent in writing of the holders of outstanding capital stock of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

8.2 Special Meetings of Stockholders. Subject to any special rights of the holders of any series of Preferred Stock, and to the requirements of applicable law, special meetings of stockholders of the Corporation may be called only by or at the direction of (i) the Board, (ii)  the Chairman or (iii) so long as the Corporation is a “controlled company”, by the Secretary of the Corporation at the request of any holder of at least 25% of the total voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class. Any business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

9. General Corporation Law; Section 203 and Business Combinations.

(A) The Corporation hereby expressly elects not to be governed by Section 203 of the General Corporation Law. Notwithstanding the foregoing, the provisions of Section 9(B)-(D) below shall apply.

(B) The Corporation shall not engage in any business combination (as defined below), at any point in time at which the Corporation’s Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act of 1934, as amended (the “Exchange Act”), with any interested stockholder (as defined below) for a period of three years following the time that such stockholder became an interested stockholder, unless:

(1) prior to such time, the Board approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, or

(2) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock (as defined below) of the Corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned by (i) persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer, or

(3) at or subsequent to such time, the business combination is approved by the Board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock of the Corporation which is not owned by the interested stockholder.

(C) The restrictions contained in the foregoing Section 9(B) shall not apply if:

(1) a stockholder becomes an interested stockholder inadvertently and (i) as soon as practicable divests itself of ownership of sufficient shares so that the stockholder ceases to be an interested stockholder and (ii) would not, at any time, within the three-year period immediately prior to the business combination between the Corporation and such stockholder, have been an interested stockholder but for the inadvertent acquisition of ownership, or

(2) the business combination is proposed prior to the consummation or abandonment of and subsequent to the earlier of the public announcement or the notice required hereunder of a proposed transaction which (i) constitutes one of the transactions described in the second sentence of this Section 9(C)(2), (ii) is with or by a Person who either was not an interested stockholder during the previous three years or who became an interested stockholder with the approval of the Board and (iii) is approved or not opposed by a majority of the directors then in office (but not less than one) who were directors prior to any Person becoming an interested stockholder during the previous three years or were recommended for election or elected to succeed such directors by a majority of such directors. The proposed transactions referred to in the preceding sentence are limited to (x) a merger or consolidation of the Corporation (except for a merger in respect of which, pursuant to Section 251(f) of the General Corporation Law, no vote of the stockholders of the Corporation is required), (y) a sale, lease, exchange, mortgage, whether as part of a dissolution or otherwise, of assets of the Corporation or of any direct or indirect majority-owned subsidiary of the Corporation (other than to any direct or indirect wholly owned subsidiary or to the Corporation) having an aggregate market value equal to fifty percent or more of either that aggregate market value of all the assets of the Corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the Corporation or (z) a proposed tender or exchange offer for fifty percent (50%) or more of the outstanding voting stock of the Corporation. The Corporation shall give not less than 20 days’ notice to all interested stockholders prior to the consummation of any of the transactions described in clause (x) or (y) of the second sentence of this Section 9(C)(2).

(D) For purposes of this Section 9, references to:

(1) “affiliate” means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another person.

(2) “associate,” when used to indicate a relationship with any person, means: (i) any corporation, partnership, unincorporated association or other entity of which such person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of the voting power thereof; (ii) any trust or other estate in which such person has at least a 20% beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same residence as such person.

(3) “business combination,” when used in reference to the Corporation and any interested stockholder of the Corporation, means:

a. any merger or consolidation of the Corporation or any direct or indirect majority-owned subsidiary of the Corporation (a) with the interested stockholder, or (b) with any other corporation, partnership, unincorporated association or other entity if the merger or consolidation is caused by the interested stockholder and as a result of such merger or consolidation subsection (B) of this Section 9 is not applicable to the surviving entity;

b. any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a stockholder of the Corporation, to or with the interested stockholder, whether as part of a dissolution or otherwise, of assets of the Corporation or of any direct or indirect majority-owned subsidiary of the Corporation which assets have an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the Corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the Corporation;

c. any transaction which results in the issuance or transfer by the Corporation or by any direct or indirect majority-owned subsidiary of the Corporation of any stock of the Corporation or of such subsidiary to the interested stockholder, except: (a) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which securities were outstanding prior to the time that the interested stockholder became such; (b) pursuant to a merger under Section 251(g) of the General Corporation Law; (c) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which security is distributed, pro rata to all holders of a class or series of stock of the Corporation subsequent to the time the interested stockholder became such; (d) pursuant to an exchange offer by the Corporation to purchase stock made on the same terms to all holders of said stock; or (e) any issuance or transfer of stock by the Corporation; provided, however, that in no case under items (c) through (e) of this subsection shall there be an increase in the interested stockholder’s proportionate share of the stock of any class or series of the Corporation or of the voting stock of the Corporation (except as a result of immaterial changes due to fractional share adjustments);

d. any transaction involving the Corporation or any direct or indirect majority-owned subsidiary of the Corporation which has the effect, directly or indirectly, of increasing the proportionate share of the stock of any class or series, or securities convertible into the stock of any class or series, of the Corporation or of any such subsidiary which is owned by the interested stockholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares of stock not caused, directly or indirectly, by the interested stockholder; or

e. any receipt by the interested stockholder of the benefit, directly or indirectly (except proportionately as a stockholder of the Corporation), of any loans, advances, guarantees, pledges, or other financial benefits (other than those expressly permitted in subsections (a) through (d) above) provided by or through the Corporation or any direct or indirect majority-owned subsidiary.

(4) “control,” including the terms “controlling,” “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting stock, by contract, or otherwise. A person who is the owner of 20% or more of the outstanding voting stock of a corporation, partnership, unincorporated association or other entity shall be presumed to have control of such entity, in the absence of proof by a preponderance of the evidence to the contrary. Notwithstanding the foregoing, a presumption of control shall not apply where such person holds voting stock, in good faith and not for the purpose of circumventing this subsection (B) of Section 9, as an agent, bank, broker, nominee, custodian or trustee for one or more owners who do not individually or as a group have control of such entity.

(5) “interested stockholder” means any person (other than the Corporation or any direct or indirect majority-owned subsidiary of the Corporation) that (i) is the owner of 15% or more of the outstanding voting stock of the Corporation, or (ii) is an affiliate or associate of the Corporation and was the owner of 15% or more of the outstanding voting stock of the Corporation at any time within the three year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder; and the affiliates and associates of such person; but “interested stockholder” shall not include (a) any Stockholder Party, any Stockholder Party Direct Transferee, any Stockholder Party Indirect Transferee or any of their respective affiliates or successors or any “group,” or any member of any such group, to which such persons are a party under Rule 13d-5 of the Exchange Act, or (b) any person whose ownership of shares in excess of the 15% limitation set forth herein is the result of any action taken solely by the Corporation; provided, further, that in the case of clause (b) such person shall be an interested stockholder if thereafter such person acquires additional shares of voting stock of the Corporation, except as a result of further corporate action not caused, directly or indirectly, by such person. For the purpose of determining whether a person is an interested stockholder, the voting stock of the Corporation deemed to be outstanding shall include stock deemed to be owned by the person through application of the definition of “owner” below. For the avoidance of doubt, a Redemption or Direct Exchange of Common Units pursuant to Article X of the OpCo Partnership Agreement, respectively, shall not, by itself, cause the person that is having Common Units redeemed or received in the Redemption or Direct Exchange, as applicable, or any other person, to become an interested stockholder; and a retirement of any shares of Class C Common Stock pursuant to Section 6.3, and the related increase in the proportionate voting power of outstanding voting stock of the Corporation held by persons other than the holder of such shares of Class C Common Stock, shall not, by itself, cause any person to become an interested stockholder.

(6) “owner,” including the terms “own” and “owned,” when used with respect to any stock, means a person that individually or with or through any of its affiliates or associates:

a. beneficially owns such stock, directly or indirectly; or

b. has (a) the right to acquire such stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the owner of stock tendered pursuant to a tender or exchange offer made by such person or any of such person’s affiliates or associates until such tendered stock is accepted for purchase or exchange; or (b) the right to vote such stock pursuant to any agreement, arrangement or understanding; provided, however, that a person shall not be deemed the owner of any stock because of such person’s right to vote such stock if the agreement, arrangement or understanding to vote such stock arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to 10 or more persons; or

c. has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in item (b) of subsection (ii) above), or disposing of such stock with any other person that beneficially owns, or whose affiliates or associates beneficially own, directly or indirectly, such stock.

(7) “person” means any individual, corporation, partnership, unincorporated association or other entity.

(8) “stock” means, with respect to any corporation, capital stock and, with respect to any other entity, any equity interest.

(9) “Stockholder Party” means any GCM Equityholder.

(10) “Stockholder Party Direct Transferee” means any person that acquires (other than in a registered public offering) directly from any Stockholder Party or any of its successors or any “group,” or any member of any such group, of which such persons are a party under Rule 13d-5 of the Exchange Act beneficial ownership of 15% or more of the then outstanding voting stock of the Corporation.

(11) “Stockholder Party Indirect Transferee” means any person that acquires (other than in a registered public offering) directly from any Stockholder Party Direct Transferee or any other Stockholder Party Indirect Transferee beneficial ownership of 15% or more of the then outstanding voting stock of the Corporation.

(12) “voting stock” means stock of any class or series entitled to vote generally in the election of directors and, with respect to any entity that is not a corporation, any equity interest entitled to vote generally in the election of the governing body of such entity. Every reference to a percentage of voting stock shall be calculated on the basis of the aggregate number of votes applicable to all shares of such voting stock, and by allocating to each share of voting stock, that number of votes to which such share is entitled (e.g., with respect to the voting stock of the Corporation, each share of Class A Common Stock, whereas each share of Class C Common Stock is allocated the number of votes set forth in Section 5.1).

10. Corporate Opportunities. To the fullest extent permitted by the General Corporation Law, the Corporation acknowledges that: (i) each stockholder or Director of the Corporation or any of its subsidiaries (collectively, the “Exempted Persons”; provided, that no Director who is an officer or employee of the Corporation or any of its subsidiaries shall be an “Exempted Person” in his or her capacity as such) shall have no duty not to, directly or indirectly, engage in the same or similar business activities or lines of business as the Corporation or any of its subsidiaries, including those deemed to be competing with the Corporation or any of its subsidiaries, in each case, except to the extent otherwise set forth in a writing executed by the Corporation or one of its subsidiaries, on the one hand, and such Exempted Person, on the other hand; and (ii) in the event that any Exempted Person acquires knowledge of a potential transaction or matter that may be a corporate opportunity for the Corporation, the Corporation to the fullest extent permitted by Section 122(17) of the General Corporation Law hereby renounces any interest or expectancy therein and such Exempted Person shall have no duty to communicate or present such corporate opportunity to the Corporation or any of its subsidiaries, as the case may be, and to the fullest extent permitted by law shall not be liable to the Corporation or its Affiliates or stockholders for breach of any duty by reason of the fact that such Exempted Person, directly or indirectly, pursues or acquires such opportunity for itself, directs such opportunity to another person, or does not present such opportunity to the Corporation, in each case, except to the extent otherwise set forth in a writing executed by the Corporation or one of its subsidiaries, on the one hand, and such Exempted Person, on the other hand.

11. Limitation of Liability.

11.1 To the fullest extent permitted under the General Corporation Law, no Director shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director.

11.2 Any amendment or repeal of this Article 11 shall not adversely affect any right or protection of a Director hereunder in respect of any act or omission occurring prior to the time of such amendment or repeal.

12. Indemnification.

12.1 To the fullest extent permitted by the General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), the Corporation shall indemnify, and advance expenses to, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he or she is or was a Director or officer of the Corporation or, while a Director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (each, an “Indemnitee” and collectively, the “Indemnitees”), whether the basis of such proceeding is alleged action in an official capacity as a Director, officer, employee or agent or in any other capacity while serving as a Director, officer, employee, agent or trustee, from and against any and all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Indemnitee in connection therewith. Notwithstanding the preceding sentence, other than an action against the Corporation brought by an Indemnitee to enforce his or her rights under this Article 12, the Corporation shall not be required to indemnify or advance expenses to any person in connection with a proceeding (or part thereof) commenced by such person if the commencement of such proceeding (or part thereof) was not authorized by the Board.

12.2 The indemnification and advancement of expenses provided by, or granted pursuant to, this Article 12 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, contract, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

12.3 To the extent not prohibited by applicable law, the Corporation shall pay the expenses (including attorneys’ fees) incurred by an Indemnitee in defending any proceeding in advance of its final disposition; provided, however, that to the extent required by applicable law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Indemnitee to repay all amounts advanced if it should be ultimately determined that the Indemnitee is not entitled to be indemnified under this Article 12 or otherwise.

12.4 If a claim for indemnification or advancement of expenses under this Article 13 is not paid in full within thirty (30) days after a written claim therefor by the Indemnitee has been received by the Corporation, the Indemnitee may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Indemnitee is not entitled to the requested indemnification or advancement of expenses under applicable law. In (i) any suit brought by an Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by an Indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, such person has not met any applicable standard for indemnification set forth in the General Corporation Law. Neither the failure of the Corporation (including by members of the Board who are not parties to such action, a committee of such members, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the General Corporation Law, nor an actual determination by the Corporation (including by members of the Board who are not parties to such action, a committee of such members, independent legal counsel, or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that such person has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit.

12.5 The Corporation shall have the power to purchase and maintain insurance to protect itself and any person who is or was a Director, officer, employee or agent of the Corporation, or while a Director, officer, employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power or the obligation to indemnify him or her against such liability under the General Corporation Law or the provisions of this Article 12.

12.6 The indemnification and advancement of expenses provided by, or granted pursuant to, this Article 12 shall continue as to a person who has ceased to be a Director or officer and shall inure to the benefit of the heirs, executors and administrators of such officer or Director. The indemnification and advancement of expenses that may have been provided to an employee or agent of the Corporation by action of the Board, pursuant to Section 12.10, shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be an employee or agent of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such a person, after the time such person has ceased to be an employee or agent of the Corporation, only on such terms and conditions and to the extent determined by the Board in its sole discretion.

12.7 Given that certain claims may be jointly indemnifiable (“Jointly Indemnifiable Claims”) by the Corporation, its Controlled Entities (as defined below) or Indemnitee-Related Entities (as defined below) in respect of the service of Indemnitee as a Director and/or executive officer of the Corporation and/or a director, executive officer, employee, consultant, fiduciary or agent of other corporations, limited liability companies, partnerships, joint ventures, trusts, employee benefit plans or other enterprises controlled by the Corporation (the “Controlled Entities”), or by reason of any action alleged to have been taken or omitted in any such capacity, the Corporation acknowledges and agrees that the Corporation shall, and to the extent applicable shall cause the Controlled Entities to, be fully and primarily responsible for the payment to the Indemnitee in respect of indemnification or advancement of expenses in connection with any such Jointly Indemnifiable Claim, pursuant to and in accordance with (as applicable) the terms of (i) the General Corporation Law, (ii) this Amended Certificate of Incorporation or the By-laws or (iii) any other agreement between the Corporation or any Controlled Entity and the Indemnitee pursuant to which the Indemnitee is indemnified, (iv) the laws of the jurisdiction of incorporation or organization of any Controlled Entity and/or (v) the certificate of incorporation, certificate of organization, bylaws, partnership agreement, operating agreement, certificate of formation, certificate of limited partnership or other organizational or governing documents of any Controlled Entity ((i) through (v) collectively, the “Indemnification Sources”), irrespective of any right of recovery the Indemnitee may have from the Indemnitee-Related Entities. Under no circumstance shall the Corporation or any Controlled Entity be entitled to any right of subrogation or contribution by the Indemnitee-Related Entities and no right of advancement or recovery the Indemnitee may have from the Indemnitee-Related Entities shall reduce or otherwise alter the rights of the Indemnitee or the obligations of the Corporation or any Controlled Entity under the Indemnification Sources. In the event that any of the Indemnitee-Related Entities shall make any payment to the Indemnitee in respect of indemnification or advancement of expenses with respect to any Jointly Indemnifiable Claim, (i) the Corporation shall, and to the extent applicable shall cause the Controlled Entities to, reimburse the Indemnitee-Related Entity making such payment to the extent of such payment promptly upon written demand from such Indemnitee-Related Entity, (ii) to the extent not previously and fully reimbursed by the Corporation and/or any Controlled Entity pursuant to clause (i), the Indemnitee-Related Entity making such payment shall be subrogated to the extent of the outstanding balance of such payment to all of the rights of recovery of the Indemnitee against the Corporation and/or any Controlled Entity or under any insurance policy, as applicable, and (iii) the Indemnitee and the Corporation and, as applicable, any Controlled Entity shall execute all papers reasonably required and shall do all things that may be reasonably necessary to secure such rights, including the execution of such documents as may be necessary to enable the Indemnitee-Related Entities effectively to bring suit to enforce such rights. The Corporation and the Indemnitee agree that each of the Indemnitee-Related Entities shall be third-party beneficiaries with respect to this Section 12.7.

12.8 “Indemnitee-Related Entities” means any company, corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise (other than the Corporation, any Controlled Entity or the insurer under and pursuant to an insurance policy of the Corporation or any Controlled Entity) from whom an Indemnitee may be entitled to indemnification or advancement of expenses with respect to which, in whole or in part, the Corporation or any Controlled Entity may also have an indemnification or advancement obligation.

12.9 Any amendment or repeal of the foregoing provisions of this Article 12 shall not adversely affect any right or protection hereunder of any Indemnitee or its successors in respect of any act or omission occurring prior to the time of such amendment or repeal.

12.10 This Article 12 shall not limit the right of the Corporation, to the extent and in the manner permitted by applicable law, to indemnify and to advance expenses to persons other than Indemnitees when and as authorized by appropriate corporate action.

13. Adoption, Amendment or Repeal of By-Laws. In furtherance and not in limitation of the powers conferred by law, subject to the Stockholders’ Agreement (for so long as it remains in effect), the Board is expressly authorized to make, alter, amend or repeal the By-laws subject to the power of the stockholders of the Corporation entitled to vote with respect thereto to make, alter, amend or repeal the By-laws.

14. Adoption, Amendment and Repeal of Certificate. Subject to the Stockholders’ Agreement (for so long as it remains in effect), the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended Certificate of Incorporation, in the manner now or hereafter prescribed by the General Corporation Law, and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, Directors or any other Persons whomsoever by and pursuant to this Amended Certificate of Incorporation in its present form or as hereafter amended, are granted and held subject to this reservation.

15. Forum for Adjudication of Disputes. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any Director, officer, employee, agent or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action asserting a claim arising pursuant to any provision of the General Corporation Law, this Amended Certificate of Incorporation or the By-laws or as to which the General Corporation Law confers jurisdiction on the Court of Chancery of the State of Delaware or (d) any action asserting a claim governed by the internal affairs doctrine, in each such case subject to such Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein. Unless the Corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article 15. Notwithstanding anything herein to the contrary, this Article 15 shall not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.

16. Severability. If any provision or provisions of this Amended Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Amended Certificate of Incorporation (including, without limitation, each portion of any paragraph of this Amended Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of this Amended Certificate of Incorporation (including, without limitation, each such portion of any paragraph of this Amended Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its Directors, officers, employees and agents from personal liability in respect of their good faith service to or for the benefit of the Corporation to the fullest extent permitted by law.

17. Definitions. As used in this Amended Certificate of Incorporation, unless the context otherwise requires or as set forth in another Article or Section of this Amended Certificate of Incorporation, the term:

(a) “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person; provided, that (i) neither the Corporation nor any of its subsidiaries will be deemed an Affiliate of any stockholder of the Corporation or any of such stockholders’ Affiliates and (ii) no stockholder of the Corporation will be deemed an Affiliate of any other stockholder of the Corporation, in each case, solely by reason of any investment in the Corporation or any rights conferred on such stockholder pursuant to the Stockholders’ Agreement (including any representatives of such stockholder serving on the Board).

(b) “Amended Certificate of Incorporation” is defined in the recitals.

(c) “Board” means the board of directors of the Corporation.

(d) “By-laws” is defined in Section 7.1.

(e) “Cash Settlement” has the meaning set forth in the OpCo Partnership Agreement.

(f) “Chairman” means the chairperson of the Board, which shall initially be Michael J. Sacks.

(g) “Class A Common Stock” is defined in Section 4.1.

(h) “Class A/B Common Stock” is defined in Section 4.1.

(i) “Class B Common Stock” is defined in Section 4.1.

(j) “Class C Aggregate Voting Amount” has the meaning set forth in the Stockholders’ Agreement.

(k) “Class C Common Stock” is defined in Section 4.1.

(l) “Class C Share Voting Amount” means the (x) Class C Aggregate Voting Amount, divided by (y) the number of shares of Class C Common Stock then outstanding.

(m) “Common Stock” is defined in Section 4.1.

(n) “Common Unit” means a Common Unit of OpCo.

(o) “control” (including the terms “controlling” and “controlled”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of such subject Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise.

(p) “Controlled Entities” is defined in Section 12.7.

(q) “Corporation” is defined in the introductory paragraph.

(r) “Direct Exchange” has the meaning set forth in the OpCo Partnership Agreement.

(s) “Director” is defined in Section 7.1.

(t) “Exempted Persons” is defined in Section 10.

(u) “GCM Equityholders” has the meaning set forth in the Stockholders’ Agreement.

(v) “GCM V” means GCM V, LLC, a Delaware limited liability company.

(w) “General Corporation Law” is defined in the recitals.

(x) “Indemnification Sources” is defined in Section 12.7.

(y) “Indemnitee” is defined in Section 12.1.

(z) “Indemnitee-Related Entities” is defined in Section 12.8.

(aa) “Indemnitees” is defined in Section 12.1.

(bb) “Jointly Indemnifiable Claims” is defined in Section 12.7.

(cc) “Key Holders” means each of Michael J. Sacks, GCM V, and the GCM Equityholders.

(dd) “Limited Partner” has the meaning set forth in the OpCo Partnership Agreement.

(ee) “OpCo” means Grosvenor Capital Management Holdings, LLLP, an Illinois limited liability limited partnership, or any successor thereto.

(ff) “OpCo Partnership Agreement” means the Fifth Amended and Restated Limited Liability Company Agreement of OpCo, dated as of November 17, 2020, as the same may be amended, restated, supplemented and/or otherwise modified, from time to time.

(gg) “Permitted Transfer” has the meaning set forth in the OpCo Partnership Agreement.

(hh) “Person” means any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity.

(ii) “Preferred Stock” is defined in Section 4.1.

(jj) “Preferred Stock Directors” is defined in Section 7.1.

(kk) “proceeding” is defined in Section 12.1.

(ll) “Redemption” has the meaning set forth in the OpCo Partnership Agreement.

(mm) “Share Settlement” has the meaning set forth in the OpCo Partnership Agreement.

(nn) “Stock Adjustment” is defined in Section 5.1(b)(iv).

(oo) “Stockholders’ Agreement” means the Stockholders’ Agreement, dated as of November 17, 2020, by and among the Corporation and the other persons party thereto or that may become parties thereto from time to time, as the same may be amended, restated, supplemented and/or otherwise modified, from time to time.

(pp) “Stock Exchange Rules” means the rules and regulations for listed companies as in effect from time to time of the principal United States national securities exchange on which the Class A Common Stock is listed for trading, which as of the date hereof is the National Association of Securities Dealers Automated Quotations.

(qq) “Sunset Date” has the meaning set forth in the Stockholders’ Agreement.

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